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                                                         EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Incentive Plan of International Technology Corporation of our report dated May 17, 1995, with respect to the consolidated financial statements of International Technology Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995 filed with the Securities and Exchange Commission.




                                                        ERNST & YOUNG LLP


Los Angeles, California
July 5, 1995